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                                                                    EXHIBIT 10.8

                                                           [ENGLISH TRANSLATION]

                                               Contract No. (2005) Yinbao No. 42

                        MAXIMUM AMOUNT GUARANTEE CONTRACT

                            China CITIC Industry Bank

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                        MAXIMUM AMOUNT GUARANTEE CONTRACT

GUARANTOR: Baoding Tianwei Baobian Electric Co., Ltd. (HEREINAFTER "PARTY A")

REGISTERED ADDRESS: Baoding

MAIL CODE: 071000

TEL: 3308517

FAX: 3308517

LEGAL REPRESENTATIVE: Ding Qiang

BANK AND ACCOUNT: CITIC

CREDITOR: CITIC Industry Bank, Shijiazhuang Branch (HEREINAFTER "PARTY B")

REGISTERED ADDRESS: No. 209 Xinhua East Road

MAIL CODE: 050000

TEL: 7884438

FAX: 7884436

LEGAL REPRESENTATIVE/ RESPONSIBLE PERSON: Chen Yanming

BANK AND ACCOUNT:

DEBTOR: Baoding Tianwei Yingli New Energy Resources Co., Ltd.

REGISTERED ADDRESS: No. 11 Fuxing Road, High-tech District, Baoding

MAIL CODE: 050000

TEL: 7921313

FAX: 3151881

LEGAL REPRESENTATIVE: Ding Qiang

BANK AND ACCOUNT: CITIC

PLACE EXECUTING THIS CONTRACT: Shijiazhuang City

DATE EXECUTING THIS CONTRACT: March 30, 2005


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     To ensure satisfaction of credit claims of Party B, Party A is willing to provide maximum amount guarantee for a series of credit claims between Party B and the Debtor. Therefore, in accordance with Contract Law, Security Law and other relevant laws and regulations, upon equal discussion, Party A and Party B enter into this Contract.

Article 1 Definition

     1.1 Maximum amount guarantee refers to the agreement between the Creditor and the Guarantor providing that the Guarantor provides guarantee to the Creditor for the Debtor's performance of its debts occurring continuously in certain period within a certain maximum amount. Such maximum amount refers to the total balance of debts (including contingent debts) owed by the Debtor to Party B.

Article 2 Principal Credit Claim Under Guarantee

     The principal credit claims under guarantee refer to a series of credit claims arising from March 30, 2005 to September 30, 2005 due to credit extension by Party B to the Debtor, the maximum amount of which is Renminbi (in words) one hundred and fifty million yuan. If Party A performs its obligation of security in accordance with this Contract, such maximum amount is deducted correspondingly based on the amount paid.

     Within such period and in the extent of such maximum amount as agreed above, the serial contracts, agreements and other legal documents entered into between Party B and the Debtor that constitute the basis of creditor-debtor relationship are the Principal Contracts of this Contract.

Article 3 Form of Guarantee

     Party A provides joint-liability guarantee. In case that the Debtor fails to pay any or part of its debts upon expiry of the performance period of a single debt under the Principal Contracts, Party B shall have the right to directly require Party A to bear guarantee liability.

     When the Debtor fails to pay its debt in accordance with the Principal Contracts, whether or not Party B enjoys any other security (including but to limited to guarantee, mortgage, pledge, guarantee letter, stand-by letter of credit or other security form) for its credit claims under the Principal Contracts, Party B shall have the right to directly require Party B to bear guarantee liability in the extent of its guarantee.

Article 4 Guarantee Period


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     1.   The period of the guarantee provided by Party A is two years, that is, two years from the date when the debt performance time limit agreed in specific business contract expires. The guarantee period under each specific business contract shall be counted separately.

     2. If the debt becomes mature earlier according to laws and regulations or the Principal Contracts or by agreement between the parties of the Principal Contracts, such earlier expiry date is the date when the performance time limit expires.

Article 5 Scope of Guarantee

     The scope of this guarantee includes principal, interest, penalty interest, compound interest, liquidated damage, compensation for damage and expenses for enforcement of credit claim (including but not limited to litigation fee, lawyer fee, travel expense) under the Principal Contracts.

ARTICLE 6 STATEMENT AND WARRANTY OF PARTY A

     1. Party A is a legal person or other organization established in accordance with laws, has the capacity for civil rights and capacity for civil conduct necessary for execution and implementation of this Contract and can bear civil liability independently.

     2. Party A is voluntary to provide security for the Debtor of the Principal Contracts. All of its intent expression under this Contract is real.

     3. All documents, statements and representation provided by Party A relevant to loans under the Principal Contracts are legal, true, proper and complete. Other than information that has been disclosed to Party B in writing, there is not any other material indebtedness (including contingent indebtedness), breach of contract, litigation, arbitration or other material matter affecting its asset that may affect implementation of this Contract on the part of Party A is not disclosed to Party B.

ARTICLE 7 RIGHTS AND OBLIGATIONS OF PARTY A

     1. Party A shall furnish Party B with true and valid legal documents that can prove its legal position.

     2. Within duration of this Contract, in case of change in registered address, name, telephone number or fax, Party A shall notify Party B such change in writing in seven calendar days after change.

     3. Party B shall periodically or at any time upon request by Party B provide to


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          Party B with statements and other documents that truly reflect its overall financial condition.

     4. In duration of this Contract, if there occurs, on the part of Party A, among other things, share transfer, restructure, merger, split-up, joint stock system restructure, co-investment, cooperation, cooperative operation, contracting, lease, change of business scope and registered capital, transfer of material asset that may or is sufficient to affect its ability of security, Party A shall notify Party B in writing thirty calendar days in advance.

     5. If there occurs, on the part of Party A, discontinuance of business, suspension of business, being announced to be in bankruptcy, dissolution, revocation of business license, forced dissolution, worsening of financial condition or involvement in material economic disputes, Party A shall notify Party B in seven calendar days from the date of occurrence of forgoing.

     6. In duration of this Contract, the extension of any form of security by Party A to any third party shall not damage Party B's interests.

     7. In duration of this Contract, in case of any event under item four or five of this Article, Party A warrants to make appropriate arrangement for all guarantee liability under this Contract.

     8. In case that Party B requires Party A to bear guarantee liability because the Debtor fails to repay all or part of debts under the Principal Contracts in accordance agreement (including in the event of earlier maturity of debt under the Principal Contracts as agreed in the Principal Contracts), upon receipt of written notice from Party B, Party A shall immediately pay to Party B such amount in such way as notified and repay such debt under the Principal Contracts.

     9. If Party A fails to perform its obligation in accordance with item eight of this Article, Party A authorizes Party B to directly debit against any account of Party A with Party B and/or exercise right to dispose upon Party A's property or property right legally occupied and managed by Party B to repay debt under the Principal Contracts.

     10. Unless otherwise provided by this Contract, any amount paid to Party B by Party A in bearing its guarantee liability shall offset the following in such order as follows: a. the expense for enforcement of credit claims; b. damage compensation; c. liquidated damage; d. compound interest of the principal credit claim; e. delay penalty interest of the principal credit claim; f. interest of the principal credit claim; and g. principal of the principal credit claim.

     11. In the guarantee period, Party B and the Debtor of the Principal Contracts may negotiate on amendment of relevant provisions of the Principal Contracts without consent of party A. But if such amendment of the Principal Contracts by Party B and the Debtor of the Principal Contracts apparently increases debt


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          of the Debtor, Party A's consent shall be obtained, otherwise Party B may not bear guarantee liability for the increased part on the Debtor of the Principal Contracts, provided that, if such increase of debt of the Debtor of the Principal Contracts is due to adjustment of interest rate by People's Bank of China, Party B shall bear joint guarantee liability for such indebtedness increased thereby.

ARTICLE 8 RIGHTS AND OBLIGATIONS OF PARTY B

     1. To transfer all of its credit claims under the Principal Contracts to any third party, Party B shall notify Party A in fifty bank business days after executing the credit claim transfer contract in writing.

     2. During implementation of this Contract, if the People's Bank of China adjusts loan interest rate and the interest rate under the Principal Contracts is adjusted correspondingly in accordance with rules of the People's Bank of China, such adjustment shall not be deemed to be amendment to the Principal Contracts and this Contract. Party B needs not to notify Party A and Party A shall continue to bear guarantee liability.

     3. Party B needs not to notify Party A when executing specific business contracts with the Debtor with respect to specific credit extension business under the Principal Contracts.

     4. If the Debtor of the Principal Contracts fails to pay all or part of its debt in accordance with the Principal Contracts (including in the event of earlier maturity of debt under the Principal Contracts as agreed in the Principal Contracts), Party B has the right to require Party A to bear guarantee liability in accordance with this Contract.

     5. Party B shall keep materials, documents and information about Party A provided by Party A in confidentiality, other than those that shall be inquired or disclosed as required by laws and regulations.

ARTICLE 9 BREACH OF CONTRACT

     1. After this Contract comes into effect, Party A and Party B shall perform its obligations agreed in this Contract. Any party that fails perform to or un-completely performs its obligation agreed in this Contract, shall bear corresponding liability for breach of contract and compensate the other party for its loss caused.

     2. Party A shall compensate Party B for any loss caused by untrue, improper, un-complete or misleading statement and warranty in Article 6 of this Contract.


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     3.   If this Contract becomes invalid due to default of Party A, Party A shall compensate Party B for all of its loss in the extent of the guarantee scope.

     4. In duration of this Contract, in case of any of the following event, Party B shall have the right to announce that all of the Principal Contracts are mature and directly require Party B to bear guarantee liability.

          a. that Party B is not repaid at expiry of performance time limit of any debt under the Principal Contracts;

          b. that the Principal Contracts becomes mature earlier according to provisions thereof;

          c. that Party A discontinues its business, suspends its business, applies for bankruptcy, is announced to be in bankruptcy, is dissolved, has its business license revoked or is forced to dissolved;

          d. other events on the part of Party A that endanger or harm or may endanger or harm Party B's interests.

ARTICLE 10 ACCUMULATIVENESS OF RIGHTS

     1. The rights of Party B under this Contract are accumulative and will not affect or exclude any other right of Party B against Party A in accordance with laws and other contracts. Unless expressed by Party B in writing, Party B's failure to exercise, partial exercise of and/or delay to exercise any of its rights shall not constitute waiver or partial waiver of such right and shall not affect, prevent or block Party B to contrite to exercise such right or any other rights.

     2. The obligations and liabilities of Party A under this Contract are accumulative and shall not affect or exclude any other obligation and liability owed by Party A to Party B in accordance with laws and other contracts. Unless otherwise required by law compulsorily or agreed or recognized by Party B in writing, Party B shall not bear any liability for obligations and liabilities owed by Party A to any third party in accordance with laws or agreements.

ARTICLE 11 CONTINUITY OF OBLIGATIONS

     All obligations and joint liability of Party A under this Contract are of continuity, completely binding on its inheritor, take-over person or organization, assignee and the entity existing after merger, restructure or change of name and shall not be affected by any dispute, compensation claim, legal proceeding, any order from superior organization and any contract or document entered into by and between the Debtor of the Principal Contract and any natural person or legal person, shall not change due to bankruptcy of the Debtor, inability to repay the debt, disqualification as an enterprise, amendment of articles of association and occurrence of any substantial change.


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ARTICLE 12 NOTARIZATION AND VOLUNTEER ACCEPT OF FORCE ENFORCEMENT

     1. If any party of this Contract requests notarization, this Contract shall be notarized by the notary authority provided by the State.

     2. Party A agrees that Party B may apply to the notary authority with this Contract for issuance of notary certificate that has enforceable effect. In case that the Debtor fails to pay off amount under credit extension, interest and relevant expense within repayment time limit provided by this Contract, Party B may apply for force enforcement with people's court having jurisdiction with such notary certificate and Party A will waive all rights of defense and all rights to refuse to bear guarantee liability to Party B.

ARTICLE 13 FORCE MAJEURE

     If Party A is unable to perform its obligations in accordance with this Contract due to force majeure event, Party A shall notify Party B in ten legal business days from the date of occurrence of such force majeure event and provide written certificate about such force majeure event issued by local notary authority.

ARTICLE 14 OTHER AGREED MATTERS

ARTICLE 15 APPLICABLE LAW

     This Contract shall apply laws of People's Republic of China and is binding no Party A and Party B.

ARTICLE 16 SETTLEMENT OF DISPUTES

     Any dispute arising due to this Contract or relevant to this Contract shall be settled by discussion between Party A and Party B; in case of failure to discuss, both parties agree that such dispute shall be settled in the second way of the following:

     1.   to apply for arbitration by __________ arbitration commission;

     2.   to sue to people's court for the place of Party B's domicile.

     During litigation or arbitration, the provisions of this Contract that are not involved in dispute shall continue to be implemented.

ARTICLE 17 EFFECT OF THIS CONTRACT


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     1.   This Contract is independent from the Principal Contracts. The invalidity of the Principal Contracts due to any reason shall not affect the effect of this Contract and this Contract shall continue to be valid. The joint guarantee liability of Party A under this Contract extends to include legal liability after invalidity of the Principal Contracts (including but to limited to returning and compensation liability).

     2. If certain article or part of certain article of this Contract is or will be invalid, such article or such invalid part shall not affect the validity of this Contract and other articles of this Contract or other part of such article.

ARTICLE 18 EFFECTIVENESS, AMENDMENT AND TERMINATION OF CONTRACT

     1. This Contract comes into effect upon signature or stamping (signature or stamping with name chop) and stamping with official chop or contract chop by legal representative or authorized representative of Party A and legal representative or authorized representative of Party B.

     2. After this Contract comes into effect, unless otherwise agreed in this Contract, any party of Party A and Party B shall not amend or terminate this Contract without permission. The amendment or termination of this Contract shall be made upon discussion of Party A and Party B with written agreement.

ARTICLE 19 MISCELLANEOUS

     1. With respect to matters that are not mentioned in this Contract, Party A and Party B may enter into separate written agreement as annex to this Contract. Any annex, amendment or supplement to this Contract shall constitute a party of this Contract and have the same legal effect as this Contract.

     2. Any notice, request or other communication with respect to this Contract by Party B to Party A, including but not limited to tele-fax, telegraph or fax shall be deemed to be delivered to Party A upon transmission; mail letters shall be deemed to be delivered to Party A on third day of registered mail; in case of hand delivery, on the date when the recipient signs on the receipt.

     3. This Contract is executed with three copies, each of which is kept by Party A and Party B separately. In case of notarization, the notary authority may keep one copy.


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     Party A: Baoding Tianwei Baobian Electric Co., Ltd. (Corporate Seal)


     Legal Representative: /s/ Ding Qiang
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     (or authorized representative)

     Corporate seal


     Party B: CITIC Industry Bank, Shijiazhuang Branch (Corporate Seal)


     Legal Representative or responsible person: /s/ Chen Yanming
                                                 -----------------------
     (or authorized representative)

     Corporate seal


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